ServiceSource Reports First Quarter 2016 Financial Results
Revenue and profitability exceed guidance
Fifth consecutive quarter of expanding gross margins, year over year
Investments in Revenue-as-a-Service platform delivering results

SAN FRANCISCO, May 9, 2016 - ServiceSource® (Nasdaq: SREV), the global leader in customer revenue growth and retention solutions, today announced financial results for the first quarter ended March 31, 2016.

“The first quarter provides a solid start for ServiceSource in 2016. We delivered a strong new sales quarter and, through continued solid delivery on behalf of our customers, kept churn near the low end of industry norms. Looking back one year, I can see a dramatic difference in the health of our customer relationships and look forward to continuing to strengthen and grow those relationships," said Christopher M. Carrington, CEO of ServiceSource. "Our investments in our Revenue-as-a-Service platform, including new infrastructure and technologies, are further improving our ability to deliver exceptional results for our clients. Our new Revenue Delivery Center in the Philippines is up and running and already producing great results for some of our largest clients. Against this backdrop, we remain on track to achieve our full year guidance of top line revenue growth, increasing gross margins, strengthening EBITDA, and 10% ACV growth.”

GAAP revenue was $59.8 million in the first quarter, representing a 9.7% decrease from the $66.2 million delivered in same the period in the prior year. Non-GAAP revenue was $59.8 million, reflecting a 9.9% decrease from the same period in the prior year.

For the first quarter of fiscal year 2016, GAAP net loss in the quarter was $9.1 million, or $0.11 per share, compared with GAAP net loss of $10.2 million, or $0.12 per share, for the same period last year. Non-GAAP net loss in the quarter was $0.5 million compared with non-GAAP net loss of $0.7 million for the same period last year. Non-GAAP net loss was $0.01 per basic and diluted share, compared with non-GAAP net loss of $0.01 per basic and diluted share for the same period last year. Adjusted EBITDA was $252 thousand, compared with $738 thousand for the same period last year.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release.

Quarterly Conference Call
ServiceSource will discuss its first quarter 2016 results and financial guidance today via teleconference at 1:30 p.m. Pacific Time.  To access the call within the U.S., please dial (877) 293-5486, or outside the U.S. (914) 495-8592, at least five minutes prior to the start time. Conference ID number: 86975799. In addition, a live webcast of the call will also be available on the Investor Relations section of the ServiceSource web site under Events & Presentations. A replay of the webcast will also be available on the Company's website at
http://ir.servicesource.com.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding our expectations for financial and operational performance. These forward-looking statements are based on our current assumptions and beliefs, and involve risks and uncertainties that could cause our results to differ materially from those expressed or implied in our forward-looking statements. Those risks and uncertainties include, without limitation, fluctuations in our quarterly results of operations; our technology; the risk of material defects or errors in our software offerings or their failure to meet customer expectations; the ability to integrate our SaaS technologies with other third-party applications used by our customers; errors in estimates as to the renewal rate improvements and/or service revenue we can generate for our customers; our ability to grow the market for service revenue management; changes in market conditions that impact our ability to sell our solutions and/or generate service revenue on our customers' behalf; the possibility that our estimates of service revenue opportunity under management and other metrics may prove inaccurate; demand for our offering that falls short of expectations; the potential effect of mergers and acquisitions on our customer base; our ability to keep customer data and other confidential information secure; our ability to adapt our solution to changes in the market or new competition; our ability to achieve our expected benefits from international expansion; our ability to protect our intellectual property rights; the risk of claims that our offerings infringe the intellectual property rights of others; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our periodic reports and registration statements filed with the Securities and Exchange Commission, which can be obtained online at the Commission's website at http://www.sec.gov. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements.

About ServiceSource
ServiceSource (NASDAQ:SREV) provides the world's leading B2B companies with expert, technology-enabled solutions and best-practice processes proven to grow and retain revenue from existing customers. With a holistic approach to the entire revenue lifecycle, ServiceSource solutions help companies drive customer adoption, expansion and renewal. Only ServiceSource brings to market more than 15 years of exclusive focus on customer success and revenue growth, global deployments across 40 languages and 150 countries, and a powerful, purpose-built Revenue Lifecycle Management technology platform. For more information, go to http://www.servicesource.com.

Connect with ServiceSource:
http://www.facebook.com/ServiceSource
http://twitter.com/servicesource
http://www.linkedin.com/company/servicesource
http://www.youtube.com/user/ServiceSourceMKTG

Trademarks

ServiceSource, Renew OnDemand, Scout Analytics and any ServiceSource product or service names or logos above are trademarks of ServiceSource International, Inc. All other trademarks used herein belong to their respective owners.

ServiceSource International, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31
	2016	2015
Net revenue	$59,750	$66,197
Cost of revenue (1)	41,434	45,815
Gross profit	18,316	20,382
Operating expenses:
Sales and marketing (1)	10,454	10,835
Research and development (1)	2,163	4,822
General and administrative (1)	12,043	12,165
Restructuring and other	—	751
Total operating expenses	24,660	28,573
Loss from operations	(6,344)	(8,191)
Interest expense and other, net	(1,509)	(1,845)
Loss before income taxes	(7,853)	(10,036)
Income tax provision	1,288	134
Net loss	$(9,141)	$(10,170)
Net loss per share, basic and diluted	$(0.11)	$(0.12)
Weighted average common shares outstanding, basic and diluted	86,081	84,252

(1) Includes stock-based compensation expense as follows:
	Three Months Ended
	March 31
	2016	2015
Cost of revenue	$468	$836
Sales and marketing	862	931
Research and development	197	548
General and administrative	1,332	2,253
Total stock-based compensation	$2,859	$4,568

ServiceSource International, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$61,394	$72,334
Short-term investments	136,917	136,378
Accounts receivable, net	55,044	56,563
Deferred income taxes	97	97
Prepaid expenses and other	7,158	8,167
Total current assets	260,610	273,539
Property and equipment, net	29,293	25,903
Deferred income taxes, net of current portion	662	1,759
Goodwill and intangibles, net	9,066	9,444
Other assets, net	7,075	6,919
Total assets	$306,706	$317,564

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,746	$1,067
Accrued taxes	692	1,112
Accrued compensation and benefits	17,872	22,116
Deferred revenue	5,886	5,770
Accrued expenses	7,636	4,716
Other current liabilities	1,500	2,327
Total current liabilities	36,332	37,108
Obligations under capital leases, net of current portion	173	198
Convertible notes, net	128,155	126,051
Other long-term liabilities	4,083	4,113
Total liabilities	168,743	167,470
Stockholders’ equity:
Common stock	8	8
Treasury stock	(441)	(441)
Additional paid-in capital	328,247	331,922
Accumulated deficit	(190,961)	(181,822)
Accumulated other comprehensive income	1,110	427
Total stockholders’ equity	137,963	150,094
Total liabilities and stockholders’ equity	$306,706	$317,564

ServiceSource International, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Three months ended
	March 31
	2016	2015
Cash flows from operating activities
Net loss	$(9,141)	$(10,170)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,737	3,500
Amortization of debt discount and issuance costs	2,103	1,924
Accretion of premium on short-term investments	405	(37)
Deferred income taxes	1,097	8
Stock-based compensation	2,859	4,568
Restructuring and other	—	(689)
Changes in operating assets and liabilities:
Accounts receivable, net	2,029	4,075
Deferred revenue	85	463
Prepaid expenses and other	983	92
Accounts payable	1,702	485
Accrued taxes	(434)	(781)
Accrued compensation and benefits	(4,427)	(1,870)
Accrued expense	1,584	(3,675)
Other liabilities	(920)	(359)
Net cash provided by (used in) operating activities	1,662	(2,466)
Cash flows from investing activities
Acquisition of property and equipment	(5,279)	(2,669)
Restricted cash	—	(1,244)
Purchases of short-term investments	(30,999)	(17,035)
Sales of short-term investments	31,155	16,630
Net cash used in investing activities	(5,123)	(4,318)
Cash flows from financing activities
Repayment on capital lease obligations	(66)	(45)
Repurchase of common stock	(7,260)	—
Proceeds from common stock issuances	691	648
Net cash (used in) provided by financing activities	(6,635)	603
Net decrease in cash and cash equivalents	(10,096)	(6,181)
Effect of exchange rate changes on cash and cash equivalents	(844)	1,034
Cash and cash equivalents at beginning of period	72,334	90,382
Cash and cash equivalents at end of period	$61,394	$85,235

Use of Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with generally accepted accounting principles, or GAAP, ServiceSource also provides investors with non-GAAP gross profit, net income, net income per share and Adjusted EBITDA. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the financial tables below under the heading, "GAAP to Non-GAAP Reconciliation."

ServiceSource believes that the non-GAAP financial information provided in this release can assist investors in understanding and assessing its on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing ServiceSource's financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP revenue is defined as net revenue plus revenue not recognized in the period for Scout Analytics due to the impact of purchase accounting rules related to deferred revenue acquired.

Non-GAAP gross profit consists of gross profit plus adjustments to revenue related to purchase accounting, stock based compensation, amortization of purchased intangible assets and amortization of internally-developed software.

Non-GAAP net loss consists of net loss plus adjustments to revenue related to purchase accounting, stock-based compensation, amortization of purchased intangible assets, amortization of internally-developed software, restructuring related costs, non-cash interest expense and applying an income tax rate of 40% reflecting our estimated tax expense on our core operations. Stock-based compensation expense is expected to vary depending on the number of new grants issued, changes in the company's stock price, stock market volatility, expected option lives and risk-free rates of return, all of which are difficult to estimate.

EBITDA consists of net loss plus depreciation and amortization, interest expense, other expenses, net, and income tax expense. Adjusted EBITDA consists of EBITDA plus non-cash stock-based compensation expense, restructuring related costs and adjustments to revenue related to purchase accounting. ServiceSource uses Adjusted EBITDA as a measure of operating performance because it assists the company in comparing performance on a consistent basis, as it removes from the operating results the impact of the company's capital structure.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States.

ServiceSource International, Inc.
GAAP To Non-GAAP Reconciliation
(Dollars in thousands, except per share amounts)
(unaudited)
		Three Months Ended
		March 31
		2016	2015
Net Revenue
GAAP net revenue		$59,750	$66,197
Adjustments to revenue	(A)	—	110
Non-GAAP net revenue		$59,750	$66,307

Gross Profit
GAAP gross profit		$18,316	$20,382
Non-GAAP adjustments:
Adjustments to revenue	(A)	—	110
Stock-based compensation	(B)	468	836
Amortization of internally-developed software	(C)	1,575	1,006
Amortization of purchased intangible assets	(D)	247	247
Non-GAAP gross profit		$20,606	$22,581

Gross Profit %
GAAP gross profit		31%	31%
Non-GAAP adjustments:
Adjustments to revenue	(A)	—%	—%
Stock-based compensation	(B)	1%	1%
Amortization of internally-developed software	(C)	3%	2%
Amortization of purchased intangible assets	(D)	—%	—%
Non-GAAP gross profit		34%	34%
Certain totals do not add due to rounding
Operating Expenses
GAAP operating expenses		$24,660	$28,573
Stock-based compensation	(B)	$(2,392)	(3,732)
Amortization of internally-developed software	(C)	(112)	(84)
Amortization of purchased intangible assets	(D)	(131)	(131)
Restructuring and other	(F)	—	(751)
Non-GAAP operating expenses		$22,025	$23,875

Net loss
GAAP net loss		$(9,141)	$(10,170)
Non-GAAP adjustments:
Adjustments to revenue	(A)	—	110
Stock-based compensation	(B)	2,859	4,568
Amortization of internally-developed software	(C)	1,688	1,090
Amortization of purchased intangible assets	(D)	378	378
Restructuring and other	(E)	—	751
Non-cash interest expense	(F)	2,103	1,924
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	(G)	1,617	620
Non-GAAP net income (loss)		$(496)	$(729)

Diluted Net Loss Per Share
GAAP net loss per share		$(0.11)	$(0.12)
Non-GAAP adjustments:
Adjustments to revenue	(A)	—	—
Stock-based compensation	(B)	0.03	0.05
Amortization of internally-developed software	(C)	0.02	0.01
Amortization of purchased intangible assets	(D)	—	—
Restructuring and other	(E)	—	0.01
Non-cash interest expense	(F)	0.02	0.02
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	(G)	0.02	0.01
Non-GAAP diluted net income (loss) per share		$(0.01)	$(0.01)
Certain totals do not add due to rounding
Shares used in calculating diluted net income (loss) per share on a non-GAAP basis		86,081	84,252

Footnotes to GAAP to Non-GAAP Reconciliation
(A) Adjustments to revenue. Due to purchase accounting rules, upon acquisition, we recorded an adjustment of $1.7 million to reduce the balance of deferred revenue related to the assumed client contracts acquired from Scout Analytics. As a result of this adjustment, $0.1 million of revenue was not recognized for the three months ended March 31, 2015. Therefore, revenue is adjusted by an increase of $0.1 million to arrive at non-GAAP revenue for the three months ended March 31, 2015. At March 31, 2016 we have fully realized the impact of this adjustment in our non-GAAP net revenue presentation.
(B) Stock-based compensation. Included in our GAAP presentation of cost of revenue and operating expenses, stock-based compensation consists of expenses for stock options and awards and purchase rights under our stock purchase plan. We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense.
(C) Amortization of internally-developed software. Included in our GAAP presentation of cost of revenue and operating expenses, amortization of internally-developed software reflects non-cash expense for certain software purchases and software developed or obtained for internal use. We exclude these expenses from our non-GAAP measures because we believe they are not indicative of our core operating performance.
(D) Amortization of Purchased Intangibles. Included in our GAAP presentation of gross margin and operating expenses is amortization of purchased intangible assets. We believe amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.
(E) Restructuring and other expense. Included in our GAAP presentation, we incurred expenses related to our restructuring effort to better align our cost structure with current revenue levels. Restructuring and other expenses consist primarily of employees' severance payments, related employee benefits, stock-based compensation related to accelerated vesting of certain equity awards and charges related to cancellation of contracts. These are one-time in nature costs that are not indicative of our core operating performance.
(F) Non-cash interest expense. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the $150 million convertible senior notes that were issued in August 2013. Accordingly, for GAAP purposes we are required to recognize effective interest expense on our convertible senior notes which includes interest cost related to the amortization of debt issuance costs and the contractual 1.5% interest rate of the note. The difference between the effective interest expense and the contractual interest expense is excluded from our assessment of our operating performance because we believe that this non-cash expense is not indicative of ongoing operating performance. We believe that the exclusion of the non-cash interest expense provides investors a view of our core operating performance.

(G) Income tax effect on non-GAAP adjustments as well as the impact of normalizing the effective income tax rate. This adjusts (i) the provision for income taxes to reflect the effect of the non-GAAP items A, B, C, D, E, F and G noted above on our non-GAAP net loss; (ii) the income tax rate to a normalized effective tax rate of 40%; and (iii) non-GAAP earnings per share based on a fully-diluted share count.

ServiceSource International, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(In thousands)
(Unaudited)
	Three Months Ended
	March 31
	2016	2015

Net loss	$(9,141)	$(10,170)
Income tax provision	1,288	134
Interest expense and other, net	1,509	1,845
Depreciation and amortization	3,737	3,500
EBITDA	(2,607)	(4,691)
Stock-based compensation	2,859	4,568
Adjustments to revenue	—	110
Restructuring and other	—	751
Adjusted EBITDA	$252	$738

Investor Relations Contact for ServiceSource:
Erik Bylin
ServiceSource International, Inc.
(415) 901-4182
ebylin@servicesource.com